Exhibit 99.1

SeaWorld Entertainment, Inc. Reports Preliminary Full Year 2016 Results

ORLANDO, Fla., Feb. 21, 2017— SeaWorld Entertainment, Inc. (NYSE: SEAS), a leading theme park and entertainment company that owns and operates twelve theme parks, today reported, in connection with a potential debt refinancing transaction, certain preliminary estimated unaudited financial information for the fiscal year ended December 31, 2016. Investors are cautioned that these estimates are preliminary in nature and based only upon information available to the company as of the date of this release. The company has not yet completed its financial closing procedures for the fiscal year ended December 31, 2016, and these estimates have not been audited or verified by the company’s independent auditors. Accordingly, such preliminary financial and operating data may change, and such changes may be material. Therefore, investors are cautioned not to place undue reliance on these estimates.

Full Year 2016 Preliminary Results

The company estimates that for the year ended December 31, 2016:

•	Total revenues are expected to be $1.344 billion.
•	Total attendance was approximately 22.0 million guests in 2016.

“In the fourth quarter, we continued to execute against our five point strategic plan, and we are encouraged to see the continued positive results of our efforts. We look forward to communicating more specifics during our earnings call next week, once our results are finalized, but based on our preliminary estimates, we expect to exceed the high end of the 2016 Adjusted EBITDA[1] guidance range provided in November 2016,” said Joel Manby, President and Chief Executive Officer of SeaWorld Entertainment, Inc. “We are also exploring a possible debt refinancing transaction in order to improve our capital structure by extending maturities and improving certain other terms of our debt.”

Fourth Quarter and Year End 2016 Earnings Release Date and Conference Call Information

The company previously announced that it will release its fourth quarter and year end 2016 financial results before the market opens on Tuesday, February 28, 2017. In conjunction with the release, the company has scheduled a conference call, which will be broadcast live over the internet, on Tuesday, February 28, 2017 at 9 a.m. Eastern Time. The release and the conference call can be accessed beginning on February 28, 2017 via the company’s website at www.seaworldentertainment.com by clicking on the Investor Relations link located on the upper right-hand corner of that page.

For those unable to participate in the live webcast, a replay will be available beginning at 12 p.m. Eastern Time on February 28, 2017 via the Investor Relations section of www.seaworldentertainment.com. The webcast replay will be available until the company’s fourth quarter and year end 2017 earnings conference call. A replay of the call can also be accessed telephonically from 12 p.m. Eastern Time on February 28, 2017 through 11:59 p.m. Eastern Time on March 14, 2017 by dialing (855) 859-2056 from anywhere in the U.S. or (404) 537-3406 from international locations, and entering conference code 47938719.

About SeaWorld Entertainment, Inc.

SeaWorld Entertainment, Inc. (NYSE: SEAS) is a leading theme park and entertainment company providing experiences that matter, and inspiring guests to protect animals and the wild wonders of our world. The company is one of the world's foremost zoological organizations and a global leader in animal welfare, training, husbandry and veterinary care. The company collectively cares for what it believes is one of the largest zoological collections in the world and has helped lead advances in the care of animals. The company also rescues and rehabilitates marine and terrestrial animals that are ill, injured, orphaned or abandoned, with the goal of returning them to the wild. The SeaWorld® rescue team has helped more than 29,000 animals in need over the last 50 years.

SeaWorld Entertainment, Inc. owns or licenses a portfolio of recognized brands including SeaWorld, Busch Gardens® and Sea Rescue®. Over its more than 50-year history, the company has built a diversified portfolio of 12 destination and regional theme parks that are grouped in key markets across the United States, many of which showcase its one-of-a-kind zoological collection. The company's theme parks feature a diverse array of rides, shows and other attractions with broad demographic appeal which deliver memorable experiences and a strong value proposition for its guests.

Copies of this and other news releases as well as additional information about SeaWorld Entertainment, Inc. can be obtained online at www.seaworldentertainment.com. Shareholders and prospective investors can also register to automatically receive the company's press releases, SEC filings and other notices by e-mail by registering at that website.

[1]  Adjusted EBITDA is a non-GAAP financial measure defined as net income (loss) before income tax expense, interest expense, depreciation and amortization, as further adjusted to exclude certain non-cash, and other items permitted in calculating covenant compliance under the credit agreement governing the company’s Senior Secured Credit Facilities.

Forward-Looking Statements

This press release contains statements relating to estimates and future results (including certain preliminary results, projections and business trends) that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The company generally uses the words such as “might,” “will,” “may,” “should,” “estimates,” “expects,” “continues,” “contemplates,” “anticipates,” “projects,” “plans,” “potential,” “predicts,” “intends,” “believes,” “forecasts,” “future”, “guidance”, “targeted,” “further,” “appropriate,” “preliminary,” and variations of such words or similar expressions in this press release and any attachment to identify forward-looking statements. In particular, the company has provided ranges, rather than specific amounts, for the preliminary results described above primarily because its financial closing procedures for the year ended December 31, 2016 are not yet complete. All statements, other than statements of historical facts included in this press release, including statements concerning estimates, preliminary financial information and results, plans, objectives, goals, expectations, beliefs, business strategies, future events, business conditions, results of operations, financial position, business outlook, earnings guidance, business trends and other information are forward-looking statements. The forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management’s control. All expectations, beliefs, estimates and projections are expressed in good faith and the company believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to a number of risks, uncertainties and other important factors, many of which are beyond management’s control, that could cause actual results to differ materially from the forward-looking statements contained in this press release, including among others: a decline in discretionary consumer spending or consumer confidence; various factors beyond management’s control adversely affecting company performance, attendance and guest spending at the company’s theme parks, including the potential spread of contagious diseases; any risks affecting the markets in which the company operates, such as natural disasters, severe weather and travel-related disruptions or incidents; the loss of key personnel, including members of the company’s senior management team; increased labor costs and employee health and welfare benefits; complex federal and state regulations governing the treatment of animals, which can change, and claims and lawsuits by activist groups; incidents or adverse publicity concerning the company’s theme parks; any adverse judgments or settlements resulting from legal proceedings; cyber security risks and the failure to maintain the integrity of internal or guest data; inability to protect the company’s intellectual property or the infringement on intellectual property rights of others; risks associated with the company’s cost optimization program, capital allocation plans, share repurchases and financing transactions; and other risks, uncertainties and factors set forth in the section entitled “Risk Factors” in the company’s most recently available Annual Report on Form 10-K, as such risks, uncertainties and factors may be updated in the company’s periodic filings with the Securities and Exchange Commission (“SEC”).

Although the company believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this press release. There can be no assurance that (i) the company has correctly measured or identified all of the factors affecting its business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) the company’s strategy, which is based in part on this analysis, will be successful. Except as required by law, the company undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the company’s filings with the SEC (which are available from the SEC’s EDGAR database at www.sec.gov and via the company’s website at www.seaworldentertainment.com).

CONTACTS:

Investor Relations:

Mark Trinske

Vice President of Investor Relations

855-797-8625

Investors@SeaWorld.com

Media:

Aimée Jeansonne Becka

Vice President of Corporate Communications

Aimee.Jeansonne-Becka@SeaWorld.com